UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

PITOOEY!, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-53991	20-4622782
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15685 N. Cave Creek Rd., Suite 101
Phoenix, AZ	85032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(888) 273-0929

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 CREATION OF A DIRECT FINANCIAL OBLIGATION

The Company entered into a Letter of Intent to acquire the RAADR software, Web site and related trademarks in an asset purchase from BeanStalk Networks LLC in exchange for PTOO common shares.

RAADR was designed to be the most efficient way to capture bits of social flow that matter most to companies and individuals. Mentions of their company, brand or even commentary about employees, officers, directors or competitors can be easily discovered, categorized, archived and placed into context. Accessible from any connected computer or mobile devices and tablets, this cloud-based solution works 24x7 to track and notify subscribers of events and stories that count.

The completion of the contemplated transaction with BeanStalk Networks is subject to customary closing conditions and execution of a definitive agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.01 Press release dated December 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITOOEY!, INC. (Registrant)

Signature	Title	Date

/s/ Jacob DiMartino	Chief Executive Officer	December 16, 2013
Jacob DiMartino

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